ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of December___, 2006, by and among Manas Petroleum Corporation (f/k/a Express Systems Corporation), a Nevada corporation (the “Company”), the parties listed as “Purchasers” on the signature pages hereto (the “Purchasers”), and Rubin, Bailin, Ortoli LLP, as Escrow Agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement referred to in the first recital or the Share Exchange Agreement referred to in the fourth recital, as applicable.

W I T N E S S E T H:

WHEREAS, the Purchasers have agreed to purchase from the Company, severally and not jointly with the other Purchasers, up to an aggregate of $10,000,000 of the Units on the Closing Date as set forth in the Securities Purchase Agreement (the “Purchase Agreement”) dated the date hereof between the Purchasers and the Company, which securities will be issued under the terms and conditions contained herein and in the Purchase Agreement;

WHEREAS, the consummation of the purchase and sale of the Units under the Purchase Agreement is subject to certain conditions, including without limitation, the receipt by the Company of a Fund Balance Notice (as defined in Section 1.2);

WHEREAS, the Company and the Purchasers have requested that the Escrow Agent hold the Subscription Amounts received from the Purchasers under the Securities Purchase Agreement in escrow until the Escrow Agent has received a Release Notice in substantially the form attached hereto as Annex A (the “Release Notice”) from the Company; and

WHEREAS, the Company, DWM Petroleum, a Swiss corporation (“DWM”), and Exchanging Shareholders of DWM entered into a Share Exchange Agreement (the “Exchange Agreement”) on November 23, 2006, which agreement provides, among other things, as a condition to the consummation of the acquisition (the “Acquisition”) of shares of DWM, that the Escrow Agent has received from the Purchasers a minimum of $10,000,000 in subscriptions under the Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

TERMS OF THE ESCROW

1.1. The parties hereby appoint Rubin, Bailin, Ortoli LLP as Escrow Agent under this Agreement and agree to pay the Escrow Agent a fee of $10,000 USD (“Escrow Agent’s Fee”). The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall, subject to the terms of this Agreement, hold the funds for the purchase of up to an aggregate of $10,000,000 as contemplated by the Purchase Agreement.

1.2. Upon the Escrow Agent’s receipt of at least $10,000,000 in Subscription Amounts, the Escrow Agent shall telephonically or by e-mail provide notice (a “Fund Balance Notice”) to the Company of the aggregate amount of funds it has received into its master escrow account.

(a) As provided in the Purchase Agreement, after receipt of a Fund Balance Notice indicating that the Escrow Agent has received an aggregate amount of at least $10,000,000, the Company, at its sole option, may, at any time on or prior to January 31, 2007, agree to a Closing under the Exchange Agreement. If the Company agrees to such a Closing upon at least $10,000,000, and assuming that all of the other Closing conditions in the Exchange Agreement and Purchase Agreement have been or, concurrently with the Closing, will be satisfied, the Company shall provide an executed Release Notice to the Escrow Agent, indicating, among other things, that all conditions to the Closing of the Acquisition and Closing under the Purchase Agreement have been satisfied.

1.3. Upon receipt of an executed Release Notice from the Company and the Escrow Agent, the Escrow Agent shall wire the aggregate Subscription Amounts then being held by it less the Escrow Agent’s Fee to the Company. All Subscription Amounts received by the Escrow Agent, from the time of such election until the close of business on January 31, 2007 (unless such date has been extended by the Company and the Placement Agents), shall be wired by the Escrow Agent to the Company promptly after written request of the Company.

1.4. Wire transfers to the Company shall be made pursuant to written instructions from the Company provided to the Escrow Agent.

1.5. Notwithstanding anything contained herein to the contrary, if, on or prior to January 31, 2007, the Company elects to close the Acquisition after receiving a Fund Balance Notice indicating that the Escrow Agent has received an aggregate of at least $10,000,000, and assuming all other conditions to Closing have been satisfied, then the Company will take all actions necessary to cause the fully executed Release Notice to be delivered to the Escrow Agent.

ARTICLE II
MISCELLANEOUS

2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement and Exchange Agreement.

2.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4. This Escrow Agreement (with the other Transaction Documents) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

2.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or federal court sitting in the State of New York.

2.7. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Escrow Agent.

2.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation. Counsel may also include partners of the Escrow Agent.

2.12. The Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent resigns by giving written notice to the Company. In the event of any such resignation, the parties shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents then held by the Escrow Agent hereunder.

2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State of New York.

2.15. The parties hereto agree, jointly and severally, to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

MANAS PETROLEUM CORPORATION
(f/k/a Express Systems Corporation)

By:
Name: Randle Barrington-Foote
Title: President

RUBIN, BAILIN, ORTOLI LLP
as Escrow Agent

By:
Name: William Rosenstadt, Esq.
Title: Attorney at Law

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[SIGNATURE PAGE OF PURCHASERS TO ESCROW AGREEMENT]

Name of Investing Entity:

Signature of Authorized Signatory of Investing entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Annex A to
Escrow Agreement

RELEASE NOTICE

THE UNDERSIGNED, pursuant to the Escrow Agreement, dated as of _________, among Manas Petroleum Corporation (f/k/a Express Systems Corporation), a Nevada corporation (the “Company”), the Purchasers signatory thereto and Rubin, Bailin, Ortoli LLP, as Escrow Agent (the “Escrow Agent”), hereby notify the Escrow Agent that each of the conditions precedent to (i) the purchase and sale of the Units set forth in the Purchase Agreement and (ii) the consummation of the Acquisition contemplated by the Exchange Agreement have been satisfied. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement.

The Company hereby authorizes the Escrow Agent to release all of the aggregate subscription funds being held in escrow hereunder to the Company.

This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this ____ day of _________ 200_.

MANAS PETROLEUM CORPORATION
(f/k/a Express Systems Corporation)

By:
Name:
Title: